UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2023

Karat Packaging Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40336	83-2237832
(State or other jurisdiction of incorporation	(Commission File Number	(IRS Employer Identification No.)

6185 Kimball Avenue, Chino, CA 91708

(Address of principal executive offices) (Zip Code)

(626) 965-8882

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Operating Officer/Director

On August 30, 2023, Joanne Wang notified Karat Packaging Inc. (the “Company”) of her retirement as Chief Operating Officer of the Company, effective December 1, 2023. Also, effective August 30, 2023, Ms. Wang relinquished her seat on the Company’s board of directors. Ms. Wang’s retirement is not a result of any disagreement with the Company or its independent auditor on any matter relating to the Company’s accounting, strategy, management, operations, policies, regulatory matters, or practices.

On August 30, 2023, the Company and Ms. Wang entered into a Separation Agreement and General Release (the “Separation Agreement”), setting forth the terms of Ms. Wang’s separation from employment with the Company, effective as of December 1, 2023 (the “Separation Date”). Pursuant to the Separation Agreement, Ms. Wang will receive the following payments and benefits from the Company in exchange for agreeing to a general release of claims in favor of the Company and other promises by Ms. Wang in the Separation Agreement: (i) cash severance payments totaling a gross amount of $126,000, less applicable taxes and withholdings, including $7,500 payable in lump sum on the Separate Date, and $118,500 payable in equal, bi-weekly installments over a five month period on the Company’s normal payroll dates with the first installment to be paid on the first payroll date of the Company following the Separation Date, (ii) a lump sum, less applicable taxes and withholdings, equivalent to five weeks of paid time off as of the Separation, (iii) continued use of the Company vehicle until December 31, 2024, and (iv) provided Ms. Wang timely elects coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company will pay Ms. Wang’s COBRA premiums for health, dental and vision coverage for up to thirteen (13) months from the Separation Date. Additionally, pursuant to the Separation Agreement, Ms. Wang’s 16,667 unvested stock options will accelerate and vest in full as of November 30, 2024.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1.

A copy of the press release announcing Ms. Wang’s retirement is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events.

On August 31, 2023, the Company announced that Daniel Quire, the Company’s Vice President of Sales, has been appointed to the role of Chief Revenue Officer, effective as of August 31, 2023.

A copy of the press release announcing Mr. Quire’s appointment is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Separation Agreement and General Release, dated August 30, 2023.
99.1	Press release, dated August 31, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2023	KARAT PACKAGING INC.

	By:	/s/ Jian Guo
Jian Guo
Chief Financial Officer

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